Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Form S-3 No. 333-228909) of our report dated June 29, 2018, with respect to the consolidated financial statements of LiveXLive Media, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2019.

/s/ Weinberg & Company

Los Angeles, California

June 21, 2019